Filed Pursuant to Rule 424(b)(2)
Registration No. 333-225238

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 23, 2018
Preliminary Prospectus Supplement
(To Prospectus dated May 25, 2018)
8,500,000 Shares

Noodles & Company
Class A Common Stock
We are offering 2,500,000 shares of our Class A common stock and the selling stockholders identified in this prospectus supplement are offering an additional 6,000,000 shares of our Class A common stock. We will not receive any of the proceeds from the sale of shares of our Class A common stock by the selling stockholders. Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “NDLS.” The last reported sale price of our Class A common stock on the Nasdaq Global Select Market on July 20, 2018 was $11.75 per share.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Us, Before Expenses	$	$
Proceeds to Selling Stockholders, Before Expenses	$	$

The selling stockholders have granted the underwriters an option to purchase up to 1,275,000 additional shares of Class A common stock from the selling stockholders on the same terms and conditions set forth above. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the offering.
Delivery of the shares of Class A common stock is expected to be made on or about July         , 2018.

Jefferies	Citigroup	RBC Capital Markets

SunTrust Robinson Humphrey	C.L. King & Associates
Prospectus Supplement dated July , 2018.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. None of us, the selling stockholders or the underwriters have authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process.

The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the shares of Class A common stock offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. For more information, see “Where You Can Find More Information.”

Additionally, this prospectus supplement and the accompanying prospectus do not contain all the information provided in the registration statement filed with the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. See “About This Prospectus” in the accompanying prospectus.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at http://investor.noodles.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Information contained in this prospectus supplement shall be incorporated by reference into the accompanying prospectus and information that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the future shall be incorporated by reference into this prospectus supplement and the accompanying prospectus, and such information will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. The documents that have been incorporated by reference are an important part of the prospectus supplement and the accompanying prospectus, and you should review that information in order to understand the nature of any investment by you in our Class A common stock. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended January 2, 2018, as filed with the SEC on March 15, 2018;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 4, 2018;

•	our Quarterly Reports on Form 10-Q for the period ended April 3, 2018, as filed with the SEC on May 11, 2018 and the period ended July 3, 2018, as filed with the SEC on July 19, 2018;

•	our Current Reports on Form 8-K as filed with the SEC on May 5, 2018, May 17, 2018 and May 25, 2018; and

•	the description of our common stock included in our registration statement on Form 8-A (File No. 001-35987) filed on June 25, 2013.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement or the accompanying prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (such as, without limitation, the information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K), unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Copies of these filings, including the documents incorporated by reference, are available at no cost on our website, http://investor.noodles.com. In addition, each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us at (720) 214-1900. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

S-iii

Noodles & Company
Attention: Corporate Secretary
520 Zang Street, Suite D
Broomfield, CO 80021
(720) 214-1900

Any statements contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement or the accompanying prospectus except as so modified or superseded.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including but not limited to risks and uncertainties discussed in the sections entitled “Prospectus Supplement Summary” and “Risk Factors” and in the documents incorporated by reference herein, such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; costs associated with our data security incident, including losses associated with settling payment card networks’ expected claims; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; weather; and those discussed in “Special Note Regarding Forward-Looking Statements” and “Risk Factors” as filed in our Annual Report on Form 10-K for our fiscal year ended January 2, 2018, our Quarterly Reports on Form 10-Q for the periods ended April 3, 2018 and July 3, 2018 and in the other documents incorporated by reference herein.

We discuss many of these risks in this prospectus supplement and the accompanying prospectus in greater detail under the heading “Risk Factors” and in the documents incorporated by reference herein. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the statements. Also, the forward-looking statements contained herein represent our estimates and assumptions only as of the date of this prospectus supplement. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.

You should read this prospectus supplement and the accompanying prospectus, the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before deciding to invest in our Class A common stock. We urge you to read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including the risk factors and our consolidated financial statements and the notes to those statements. The terms “we,” “our,” “us” and the “Company” refer to Noodles & Company and its consolidated subsidiaries.
The Company
We develop and operate fast casual restaurants that serve globally inspired noodle and pasta dishes, soups, salads and appetizers. As of July 3, 2018, the Company had 404 company-owned restaurants and 65 franchise restaurants in 29 states and the District of Columbia.
The Offering

Class A common stock offered by us	2,500,000 shares
Class A common stock offered by the selling stockholders (excluding option to purchase additional shares)	6,000,000 shares
Class A common stock to be issued and outstanding after the offering	43,798,464 shares
Use of proceeds
We estimate that we will receive net proceeds of approximately $27.9 million, after deducting the underwriting discounts and commissions, but before deducting offering expenses payable by us, based on a public offering price of $11.75 per share (the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on July 20, 2018). We plan to use substantially all of the net proceeds of the shares of our Class A common stock sold by us to repay, in part, borrowings under the revolving line of credit under our credit agreement, dated May 9, 2018, with U.S. Bank National Association. This revolving line of credit, or our Revolver, matures on May 9, 2022 and bears interest annually, at our option, at either (i) LIBOR plus a margin of 2.25% to 3.25% per annum, based upon the consolidated total lease-adjusted leverage ratio or (ii) the highest of the following base rates plus a margin of 1.25% to 2.25% per annum: (a) the federal funds rate plus 0.50%; (b) the U.S. Bank prime rate; or (c) the one-month LIBOR plus 1.00%. Our borrowings under our Revolver were used (w) to refinance prior outstanding debt, (x) for working capital purposes, (y) to make certain capital expenditures and (z) to satisfy certain outstanding liabilities (including the previously reported lease termination payments and liabilities associated with a data security incident that we disclosed in 2016). For more information on the lease termination payments and the liabilities associated with the data security incident, see our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 and our quarterly report on Form 10-Q for the period ended July 3, 2018, each incorporated herein by reference. Any remaining net proceeds will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and other business purposes. Pending their use, we may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities.

We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders.

Option to purchase additional shares	The selling stockholders have granted the underwriters an option to purchase up to an additional 1,275,000 shares of our Class A common stock.
Nasdaq Global Select Market symbol	“NDLS”

We expect that after the offering there will be 43,798,464 shares of our Class A common stock and no shares of our Class B common stock issued and outstanding. Unless we specifically state otherwise, the information contained in this prospectus supplement is based on 41,298,464 shares of Class A common stock outstanding and no shares of Class B common stock outstanding as of July 16, 2018, and:

•	assumes no change to the shares of Class A common stock outstanding as of July 16, 2018, except for the offering;

•
excludes 3,717,079 shares of our Class A common stock reserved for future issuance under our equity incentive plan and 620,990 shares of our Class A common stock reserved for future issuance under our employee stock purchase plan; and

•	excludes 1,913,793 shares of our Class A common stock and 28,850 shares of our Class B common stock issuable on the exercise of warrants.

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, the risks described in our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 and the other information incorporated herein by reference (including our consolidated financial statements and related notes) before making an investment decision. See the section of this prospectus supplement entitled “Where You Can Find More Information.” Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. If any of the risks described below actually occur, our business, financial conditions or results of operations could be materially adversely affected. In any such case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”
Risks relating to the offering

The price of our Class A common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Class A common stock owned by you at times or at prices you find attractive.

The trading price of our Class A common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our Class A common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the fast-casual restaurant industry;

•	strategic actions by us or our competitors, such as product and market expansion;

•	actions by institutional stockholders;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of share repurchases;

•	proposed or adopted regulatory changes or developments;

•	investigations, proceedings or litigation that involve or affect us;

•	the arrival or departure of key personnel;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the fast-casual restaurant industry.

A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our Class A common stock.

As described in “Underwriting,” we have agreed, subject to specified exceptions, for a period of 60 days after the date of this prospectus supplement, not to directly or indirectly sell, offer or conduct certain other activities with respect to additional shares of our Class A common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock, without the prior written consent of Jefferies LLC. Following the expiration of this 60-day period, the issuance of any additional shares of common or of preferred stock or convertible securities, or of common stock upon conversion or exercise of convertible securities, could be substantially dilutive to holders of our Class A common stock. As of July 13, 2018, we had 41,298,464 outstanding shares of Class A common stock and no outstanding shares of Class B common stock. In addition, as of such date, approximately 1,913,793 shares of our Class A common stock and 28,850 shares of our Class B common stock were issuable upon the exercise of warrants. Moreover, as of July 13, 2018, approximately 3,717,079 shares of our Class A common stock were available for future issuance under our equity incentive plan and 620,990 shares of our Class A common stock were available for future purchase under our employee stock purchase plan. We also registered up to 5,000,000 shares of our authorized and unissued shares of Class A common stock, including the shares offered in this offering, for future public offerings. To the extent that we issue Class A common stock, restricted stock units, stock appreciation rights, options or warrants to purchase shares of our Class A common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our stockholders may experience further dilution and a reduction in the value of their investment. Additionally, because our decision to issue equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The market price of our Class A common stock could also decline as a result of the perception that such sales could occur.
The Class A common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of our Class A common stock are equity interests in us and do not constitute indebtedness. As such, shares of our Class A common stock will rank junior to all indebtedness and other non-equity or preferred equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us. As of July 3, 2018, we had $65.2 million of indebtedness and $3.8 million of letters of credit outstanding under our credit agreement, dated May 9, 2018, with U.S. Bank National Association. For more information, see Note 3 to our condensed consolidated financial statements included in our quarterly report on Form 10-Q for the period ended July 3, 2018, incorporated by reference herein. Additionally, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series, without any action on the part of holders of our Class A common stock. Holders of our Class A common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. For more information, see “Description of Capital Stock” in the accompanying prospectus. In sum, the lower liquidation preference of shares of our Class A common stock within our current capital structure could make such shares a less attractive investment and decrease their value.
We do not currently intend to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We have never declared or paid any cash dividends on our Class A common stock and do not intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to finance our growth or share repurchases. In addition, provisions of our existing indebtedness and other indebtedness we or our subsidiaries incur in the future may limit our ability to pay cash dividends. Therefore, you are not likely to receive any dividends on your Class A common stock for the foreseeable future and the success of an investment in shares of our Class A common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Class A common stock will appreciate in value or even maintain the price at which you purchase shares.
Our Certificate of Incorporation and By-Laws could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our Class A common stock.

Provisions of the Delaware General Corporation Law, our certificate of incorporation and our by-laws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control of and could limit the price that investors might be willing to pay in the future for shares of our Class A common stock.

Our certificate of incorporation authorizes our board of directors to issue new series of preferred stock without stockholder approval. For more information, see “Description of Capital Stock” in the accompanying prospectus.   Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your shares of Class A common stock could be negatively affected. For example, subject to applicable law, our Board of Directors could create a series of preferred stock with superior voting rights to our existing Class A or Class B common stock. The ability of our Board of Directors to issue this new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.

If we do not meet the expectations of equity research analysts, if they do not continue to publish research or reports about our business or if they issue unfavorable commentary or downgrade our Class A common stock, the price of our Class A common stock could decline.

The trading market for our Class A common stock relies in part on the research and reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of public market analysts and investors, our share price could decline. Moreover, the price of our shares of Class A common stock could decline if one or more securities analysts downgrade our Class A common stock or if those analysts issue other unfavorable commentary or do not publish research or reports about us or our business.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $27.9 million, after deducting the underwriting discounts and commissions, but before offering expenses payable by us, based on a public offering price of $11.75 per share (the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on July 20, 2018). We plan to use substantially all of the net proceeds to repay, in part, borrowings under our Revolver. Our Revolver matures on May 9, 2022 and bears interest annually, at our option, at either (i) LIBOR plus a margin of 2.25% to 3.25% per annum, based upon the consolidated total lease-adjusted leverage ratio or (ii) the highest of the following base rates plus a margin of 1.25% to 2.25% per annum: (a) the federal funds rate plus 0.50%; (b) the U.S. Bank prime rate; or (c) the one-month LIBOR plus 1.00%. Our borrowings under our Revolver were used (w) to refinance prior outstanding debt, (x) for working capital purposes, (y) to make certain capital expenditures and (z) to satisfy certain outstanding liabilities (including the previously reported lease termination payments and liabilities associated with a data security incident that we disclosed in 2016). For more information on the lease termination payments and the liabilities associated with the data security incident, see our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 and our quarterly report on Form 10-Q for the period ended July 3, 2018, each incorporated herein by reference. Any remaining net proceeds will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and other business purposes. Pending their use, we may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities.

We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization at July 3, 2018, on an actual basis and as adjusted to give effect to the offering, based on an assumed offering price of $11.75 per share (the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on July 20, 2018) and after deducting underwriting discounts and commissions, but before offering expenses payable by us. See “Use of Proceeds.” You should read this table in conjunction with “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 and our Quarterly Reports on Form 10-Q for the periods ended April 3, 2018 and July 3, 2018, as applicable, and our consolidated financial statements and the notes to our consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

	July 3, 2018
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents (1)	$3,640	$3,640

Long-term debt, including current portions	$63,399	$35,493

Stockholders’ equity:
Preferred stock—$0.01 par value, 1,000,000 shares authorized and undesignated, no shares issued or outstanding, actual and as adjusted	—	—
Common stock—$0.01 par value, 180,000,000 shares authorized actual and as adjusted; 43,690,395 shares issued and 41,266,524 shares outstanding, actual; 46,190,395 shares issued and 43,766,524 shares outstanding, as adjusted	437	462
Treasury stock, at cost, 2,423,871 shares, actual and as adjusted	(35,000)	(35,000)
Additional paid-in capital	172,936	200,817
Accumulated deficit	(112,204)	(112,204)
Total stockholders’ equity	26,169	54,075
Total capitalization	$89,568	$89,568

(1) Reflects the use of proceeds to repay long-term debt under our Revolver. See “Use of Proceeds.”

SELLING STOCKHOLDERS
The following table sets forth:

•
the number of shares of Class A common stock beneficially owned by the selling stockholders and their affiliates prior to any sale of the shares covered by this prospectus supplement and the accompanying prospectus;

•	the number of shares of Class A common stock that may be offered by the selling stockholders pursuant to this prospectus supplement and the accompanying prospectus;

•
the number of shares of Class A common stock to be beneficially owned by the selling stockholders and their affiliates following the sale of the shares covered by this prospectus supplement and the accompanying prospectus, both with and without giving effect to the exercise in full by the underwriters of their option to purchase up to 1,275,000 additional shares from the selling stockholders; and

•
the percentage of our issued and outstanding Class A common stock to be beneficially owned by the selling stockholders and their affiliates following the sale of the shares covered by this prospectus supplement and the accompanying prospectus, both with and without giving effect to the exercise in full by the underwriters of their option to purchase up to 1,275,000 additional shares from the selling stockholders.

We refer to such shares in the table as “shares of common stock.”

Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. All information with respect to Class A common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of July 20, 2018. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in this section, the selling stockholders and their affiliates identified herein have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Shares in the table below refer to shares of outstanding Class A common stock.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus Supplement and Accompanying Prospectus	Number of Shares Beneficially Owned After Sale of Shares (excluding option to purchase additional shares)	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares (excluding option to purchase additional shares)	Number of Shares Beneficially Owned After Sale of Shares (assuming exercise in full of option to purchase additional shares)	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares (assuming exercise in full of option to purchase additional shares)
Catterton-Noodles, LLC (1)	13,036,628	2,477,842	10,558,786	24.1%	10,032,245	22.9%
Mill Road Capital II, L.P. (2)	8,873,240	1,823,353	7,049,887	16.1%	6,662,424	15.2%
Argentia Private Investments Inc. (3)	8,281,849	1,698,805	6,583,044	15.0%	6,222,048	14.2%

(1) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 12, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton-Noodles, LLC, certain of its subsidiaries and affiliates (including L Catterton and Catterton Management Company, L.L.C.), and other companies (collectively, the “Catterton Reporters”), and (b) subsequent information known to the Company. The Catterton Reporters have shared voting power and shared dispositive power over 13,036,628 shares of our Class A common stock, including warrants to purchase 1,913,793 shares of Class A common stock at a price per share of $4.35, which are immediately exercisable at the holder’s option. The shares of Class A common stock underlying the warrants are not being sold in this offering. Scott Dahnke is a Global Co-CEO of L Catterton, and in such capacity, has voting and investment control over the securities. Mr. Dahnke disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of L Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(2) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 19, 2017, as updated by reports filed with the SEC pursuant to Section 16 of the Exchange Act, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Mill Road Capital II, L.P. (“Mill Road Capital”), Mill Road Capital II GP LLC, the general partner of Mill Road (“Mill Road GP”), and Thomas E. Lynch and Scott P. Scharfman, each of whom is a management committee director of Mill Road GP, and (b) subsequent information known to the Company. Each of Mill Road and Mill Road GP have sole voting power and sole dispositive power over 8,873,240 shares of our Class A common stock, and each of Messrs. Lynch and Scharfman disclosed having shared voting power and shared dispositive power over such shares. Mr. Lynch also has sole voting power and sole dispositive power over 15,792 shares of our Class A common stock. Each of Messrs. Lynch and Scharfman disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein. The principal business address of each such person is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

(3) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on May 24, 2018, as updated by reports filed with the SEC pursuant to Section 16 of the Exchange Act, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Argentia Private Investments Inc. (“Argentia”), which is affiliated with the Public Sector Pension Investment Board (“PSP Investments”), a Canadian Crown Corporation (collectively, the “Argentia Reporters”), and (b) subsequent information known to the Company. Argentia Reporters have sole voting power over 8,281,849 shares of our Class A common stock. Neil Cunningham is President and Chief Executive Officer of PSP Investments. He is also President of Argentia. Darren Baccus is Director of Argentia and Senior Vice President and Chief Legal Officer. Marie-Claude Cardin is director of Argentia and Vice President, Finance and Administration of PSP Investments. In such capacities, Mr. Cunningham, Mr. Baccus and Ms. Cardin have investment control over such securities. Mr. Stewart and Stephanie Lachance, Vice President, Responsible Investment of PSP Investments, have voting control over such securities on behalf of Argentia. The address of the Argentia Reporters is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9.

Material Relationships

Our stockholders agreement, dated as of July 2, 2013, with L Catterton and Argentia grants L Catterton and Argentia the right, subject to certain conditions, to nominate representatives to our board of directors and committees of our board of directors. L Catterton and Argentia each have the right to designate two members to our board of directors, and the parties to the stockholders agreement will agree to vote to elect such director designees. The directors appointed by L Catterton and Argentia are Messrs. Dahnke and Taub appointed by L Catterton and Mr. Dufresne appointed by Argentia. See the section of our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 entitled “Certain Relationships and Related Transactions, and Director Independence-Registration Rights” and the section of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2018, titled “Transactions with Related Persons.”

In addition, under the terms of a securities purchase agreement with Mill Road Capital, or the Mill Road Securities Purchase Agreement, Mill Road Capital is entitled, subject to maintaining a minimum threshold of ownership of Class A common stock, to designate one nominee to our Board of Directors. Mill Road designated Thomas E. Lynch as its nominee to our board of directors, and Mr. Lynch was appointed to our board of directors in April 2017. In addition, subject to certain limitations set forth in a letter agreement entered into between Mill Road Capital and the Company, dated as of February 15, 2017, or the Mill Road Letter Agreement, Mill Road Capital generally agreed not to acquire additional equity securities of the Company for a period of two years following the date of the Mill Road Letter Agreement. The Mill Road Letter Agreement is attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 14, 2017.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated , 2018, between us, the selling stockholders and Jefferies LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named below, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the respective number of shares of Class A common stock shown opposite its name below.

Underwriter	Number of Shares of Class A Common Stock
Jefferies LLC
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
C.L. King & Associates, Inc.
Total	8,500,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent, such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Class A common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in our Class A common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A common stock, that you will be able to sell any of the Class A common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares of Class A common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $ per share of Class A common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us or the selling stockholders as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we and the selling stockholders are to pay the underwriters and the proceeds, before expenses, to us and the selling stockholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Underwriting discounts and commissions payable by the selling stockholders	$	$	$	$
Proceeds to the selling stockholders, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $ . As set forth in the underwriting agreement, we have also agreed to reimburse the underwriters for reasonable fees and expenses incurred in connection with determining compliance by the terms of this offering with the rules and regulations of the Financial Industry Regulatory Authority.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “NDLS.”

Stamp Taxes

If you purchase shares of Class A common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Shares

The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,275,000 shares from the selling stockholders at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors and the selling stockholders have each agreed, subject to specified exceptions, not to directly or indirectly, for a period of 60 days after the date of this prospectus supplement, without the prior written consent of Jefferies LLC:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, lend or otherwise transfer shares of Class A common stock,

•
otherwise dispose of any shares of Class A common stock, options or warrants to acquire shares of Class A common stock, or securities exchangeable or exercisable for or convertible into shares of Class A common stock currently or hereafter owned either of record or beneficially including through swaps or other arrangements,

•	publicly announce an intention to do any of the foregoing, or

•
file or cause to be filed any registration statement with the SEC relating to the offering of any shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 60-day period, release all or any portion of the securities subject to lock-up agreements. The lock-up agreements permit the sale of up to 70,367 shares of our Class A common stock 30 days after the date of this prospectus supplement by three of our executive officers, including our chief executive officer, and one director, pursuant to Rule 10b5-1 plans to be entered into by such individuals. Otherwise, there are no existing agreements between the underwriters and any of our officers, directors or selling stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Class A common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Class A common stock or purchasing shares of our Class A common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Class A common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Class A common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Class A common stock. A syndicate covering transaction is the bid for or the purchase of shares of Class A common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling stockholders or any of the underwriters make or makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Class A common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Class A common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their respective affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us and the selling stockholders to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us, the selling stockholders or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory and other services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS
Disclaimers About Non-U.S. Jurisdictions

This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on behalf of us and the selling stockholders to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.
Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.
The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the shares of Class A common stock under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the selling stockholders are not, and the underwriters are not, making an offer of, or invitation to purchase, any of the shares of Class A common stock to any person in any jurisdiction in which such offer or solicitation would be unlawful.
While the registration statement, of which this prospectus supplement forms a part, has been declared effective by the SEC under the Securities Act, this prospectus supplement has not been submitted to the review of the SEC or any regulatory authority inside or outside the United States. The offering of the shares of Class A common stock pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.
Canada
Resale Restrictions
The distribution of the shares of Class A common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we and the selling stockholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of these shares are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of Class A common stock.
Representations of Canadian Purchasers
By purchasing the shares of Class A common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the selling stockholders and the dealer from whom the purchase confirmation is received that:

•
the purchaser is entitled under applicable provincial securities laws to purchase the shares of Class A common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under “Resale Restrictions.”
Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these shares of Class A common stock in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein and the selling stockholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of the shares of Class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

A.	You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

B.
You warrant and agree that you will not offer any of the shares of Class A common stock issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued, unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the securities has led to the conclusion that: (i) the target market for the securities is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the securities (referred to as a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
Any distributor subject to MiFID II that is offering, selling or recommending the securities is responsible for undertaking its own target market assessment in respect of the securities and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593, or the Delegated Directive. None of we, the selling stockholders or any of the underwriters make or makes any representations or warranties as to a distributor’s compliance with the Delegated Directive.
In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of Class A common stock shall require us, the selling stockholders or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of shares of Class A common stock to the public” in relation to the shares of Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Class A common stock to be offered, so as to enable an investor to decide to purchase or subscribe to the shares of Class A common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Hong Kong
No shares of Class A common stock have been offered or sold, and no shares of Class A common stock may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies

Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares of Class A common stock has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors,” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the shares of Class A common stock may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares of Class A common stock will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus supplement and the relevant offering documents, and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of Class A common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as “qualified investors” (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any shares of Class A common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock may not be circulated or distributed, nor may the shares of Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Switzerland
The shares of Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the shares of Class A common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the shares of Class A common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of such shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities, including shares of Class A common stock.
United Kingdom
This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).
This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP, New York, New York will pass upon the authorization and validity of the Class A common stock being offered by this prospectus supplement and certain other legal matters for us in connection with this offering. White & Case LLP will pass upon certain legal matters for the underwriters in connection with this offering.

EXPERTS
The consolidated financial statements of Noodles & Company included in the Noodles & Company Annual Report (Form 10-K) for the year ended January 2, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PRELIMINARY PROSPECTUS

Noodles & Company

5,000,000 Shares of Class A Common Stock

and

30,207,509 Shares of Class A Common Stock Offered by Selling Stockholders

We may offer and sell up to 5,000,000 shares of our Class A Common Stock, par value $0.01 per share (our “Class A common stock”), and the selling stockholders named in this prospectus may offer and sell up to 30,207,509 shares in the aggregate of our Class A common stock, in each case from time to time in one or more offerings. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

We or the selling stockholders (or their donees, pledgees, transferees or other successors-in-interest, as applicable) may offer and sell shares of our Class A common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of our Class A common stock and the general manner in which we or the selling stockholders will offer shares of our Class A common stock. Each time we or any of the selling stockholders offer and sell shares of our Class A common stock, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts and prices of the Class A common stock. The prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer shares of our Class A common stock. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock.

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol NDLS. The last reported sales price of our Class A common stock on May 24, 2018 was $9.25 per share.

Noodles & Company is an “emerging growth company” as defined under the federal securities laws and, as such, may continue to elect to comply with certain reduced public company reporting requirements in future reports.

Investing in our Class A common stock involves a high degree of risks. Please read “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 25, 2018

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or of any sale of shares of our Class A common stock and the information in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not and the selling stockholders have not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to 5,000,000 shares of our Class A common stock described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 30,207,509 shares of our Class A common stock. This prospectus provides you with a general description of the Class A common stock we or a selling stockholder may offer. Each time we or the selling stockholders offer and sell any shares of Class A common stock described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

This prospectus does not contain all the information provided in the registration statement filed with the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.

A copy of the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

In this prospectus, “Noodles & Company,” “Noodles,” “we,” “us”, “our” and the “Company” refer to Noodles & Company, a Delaware corporation, and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires. We refer to our Class A Common Stock, par value $0.01 per share, as our “Class A common stock,” unless the context otherwise requires. We refer to our Class B Common Stock, par value $0.01 per share, as our “Class B common stock,” unless the context otherwise requires. We refer to our Class A common stock and our Class B common stock together as our “common stock.” The rights of the holders of our Class A common stock and our Class B common stock are identical in all respects, except that our Class B common stock does not vote on the election or removal of directors unless and until converted on a share for share basis into Class A common stock. All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at http://investor.noodles.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Information that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the future shall be incorporated by reference into this prospectus, and such information as well as information contained in any supplement to this prospectus will automatically update and supersede the information contained in this prospectus. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our Class A common stock. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended January 2, 2018, as filed with the SEC on March 15, 2018;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 4, 2018;
•	our Quarterly Report on Form 10-Q for the period ended April 3, 2018, as filed with the SEC on May 11, 2018;
•	our Current Reports on Form 8-K as filed with the SEC on May 8, 2018, May 17, 2018, and May 25, 2018; and
•	the description of our common stock included in our registration statement on Form 8-A (File No. 001-35987) filed on June 25, 2013.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (such as, without limitation, the information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K), unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus.

Copies of these filings, including the documents incorporated by reference, are available at no cost on our website, http://investor.noodles.com. In addition, each person, including any beneficial owner, to whom a prospectus is delivered, may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us at (720) 214-1900. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Noodles & Company
Attention: Corporate Secretary
520 Zang Street, Suite D
Broomfield, CO 80021
(720) 214-1900

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including but not limited to risks and uncertainties discussed in the sections entitled “Prospectus Summary” and “Risk Factors” and in the documents incorporated by reference herein, such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; costs associated with our data security incident, including losses associated with settling payment card networks’ expected claims; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; weather; and those discussed in “Special Note Regarding Forward-Looking Statements” and “Risk Factors” as filed in our Annual Report on Form 10-K for our fiscal year ended January 2, 2018, our Quarterly Report on Form 10-Q for the period ended April 3, 2018 and in the other documents incorporated by reference herein.

We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and in the documents incorporated by reference herein. The forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the statements. Also, the forward-looking statements contained herein represent our estimates and assumptions only as of the date of this prospectus. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

The market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.

You should read this prospectus, the documents that we incorporate by reference in this prospectus and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

v

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding whether or not you should invest in shares of our Class A common stock. You should read the entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended January 2, 2018, and all other information included or incorporated herein by reference in this prospectus in its entirety (including our consolidated financial statements and the related notes) before you decide whether to invest in shares of our Class A common stock.

Overview

Noodles & Company is a restaurant concept offering lunch and dinner within the fast-casual segment of the restaurant industry. We opened our first location in 1995, offering noodle and pasta dishes, staples of many cuisines, with the goal of delivering fresh ingredients and flavors from around the world under one roof. Today, our globally inspired menu includes a wide variety of high quality, cooked-to-order dishes, including noodles and pasta, soups, salads and appetizers.

Equity Sponsors

L Catterton is the largest consumer-focused private equity firm in the world, with over $15.0 billion of equity capital under management dedicated to growing middle market companies and emerging high-growth enterprises. With a 29-year history and more than 160 investment and operating professionals in 17 offices across five continents, L Catterton has one of the largest and most experienced teams in global consumer investing.

Mill Road Capital Management LLC (“MRC”) is a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada. The firm has flexible, long-term capital with the ability to purchase shares in the open market, buy large block positions from existing shareholders, provide capital for growth or acquisition opportunities, or execute going-private transactions. MRC has raised approximately $670 million of aggregate equity capital commitments and has offices in Greenwich, CT and the San Francisco Bay Area.

Argentia is a wholly owned subsidiary of the Public Sector Pension Investment Board (“PSPIB”), a Canadian Crown corporation established in 1999 that manages net contributions to the pension funds of the Public Service, the Canadian Forces, the Royal Canadian Mounted Police, and the Reserve Force Pension Plan. PSPIB is one of Canada’s largest pension investment managers, with CDN$139.2 billion of assets under management as at September 30, 2017.

Corporate Information

We were incorporated in 2002 in Delaware and merged with The Noodles Shop Co., Inc., a Colorado corporation, in 2003. In June of 2013, we became a public company. We opened the first Noodles & Company in 1995 in Denver, Colorado. Our central support office, which serves as our principal executive office, is located at 520 Zang Street, Suite D, Broomfield, Colorado 80021, and our telephone number is (720) 214-1900. Our website is www.noodles.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
An investment in our Class A common stock, involves a high degree of risk. You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 and the other information incorporated herein by reference (including our consolidated financial statements and related notes) before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Any such risks could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. If any of such risks actually occur, our business, financial conditions or results of operations could be materially adversely affected. In any such case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of Class A common stock offered by us in this prospectus will be used for general corporate purposes, including working capital, paydown of then-existing debt, capital expenditures, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities. If we decide to use the net proceeds from a particular offering of Class A common stock for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.
We will not receive any proceeds from the sale of any shares of Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the public resale of the shares owned by the selling stockholders listed in the table below. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares listed in the table below as owned by them. The selling stockholders may sell some, all or none of the shares covered by this prospectus and make no representation that any of the shares will be offered for sale. The table below presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the number of shares beneficially owned by the selling stockholders and their affiliates prior to any sale of the shares covered by this prospectus;

•	the number of shares that may be offered by the selling stockholders pursuant to this prospectus;
•	the number of shares to be beneficially owned by the selling stockholders and their affiliates following the sale of all of the shares covered by this prospectus; and

•	the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholders and their affiliates following the sale of all of the shares covered by this prospectus.

Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of May 25, 2018. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in this section, the selling stockholders and their affiliates identified herein have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders may sell some or all of the shares included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders in the future. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock the selling stockholders hold in transactions exempt from the registration requirements of the Securities Act after the date on which such selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares owned beneficially by them listed in the table below that are covered by this prospectus. Shares in the table below refer to shares of outstanding common stock.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Catterton-Noodles, LLC (1)	13,001,550	13,001,550	—	—%
Catterton Management Company, L.L.C. (2)	35,078	35,078	—	—%
Mill Road Capital II, L.P. (3)	8,873,240	8,873,240	—	—%
Thomas E. Lynch (3)	8,889,032	8,889,032	—	—%
Argentia Private Investments Inc. (4)	8,281,849	8,281,849	—	—%

(1) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 12, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton-Noodles, LLC, certain of its subsidiaries and affiliates (including  L  Catterton), and other companies (collectively, the “Catterton Reporters”), and (b) subsequent information known to the Company. Catterton Reporters have shared voting power and shared dispositive power over 13,001,550 shares. Scott Dahnke is a Global Co-CEO of  L  Catterton, and in such capacity, has voting and investment control over the securities. Mr. Dahnke disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of  L  Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(2) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 12, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton Management Company, L.L.C., certain of its subsidiaries and affiliates (including  L  Catterton), and other companies (collectively, the “Catterton Management Reporters”), and (b) subsequent information known to the Company. Catterton Management Reporters have shared voting power and shared dispositive power over 35,078 shares. The principal business address of  L  Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(3) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 19, 2017, as updated by reports filed with the SEC pursuant to Section 16 of the Exchange Act, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Mill Road Capital II, L.P. (“Mill Road Capital”), Mill Road Capital II GP LLC, the general partner of Mill Road (“Mill Road GP”), and Thomas E. Lynch and Scott P. Scharfman, each of whom is a management committee director of Mill Road GP, and (b) subsequent information known to the Company. Each of Mill Road and Mill Road GP have sole voting power and sole dispositive power over 8,873,240 shares of our Class A common stock, and each of Messrs. Lynch and Scharfman disclosed having shared voting power and shared dispositive power over such shares. Mr. Lynch also has sole voting power and sole dispositive power over 15,792 shares of our Class A common stock. Each of Messrs. Lynch and Scharfman disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein. The principal business address of each such person is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

(4) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 20, 2017, as updated by reports filed with the SEC pursuant to Section 16 of the Exchange Act, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Argentia Private Investments Inc. (“Argentia”), which is affiliated with the Public Sector Pension Investment Board (“PSP Investments”), a Canadian Crown Corporation (collectively, the “Argentia Reporters”), and (b) subsequent information known to the Company. Argentia Reporters have sole voting power over 8,281,849 shares of our Class A common stock. Neil Cunningham is President and Chief Executive Officer of PSP Investments. He is also President of Argentia. Darren Baccus is Director of Argentia and Senior Vice President and Chief Legal Officer. Marie-Claude Cardin is director of Argentia and Vice President, Finance and Administration of PSP Investments. In such capacities, Mr. Cunningham, Mr. Baccus and Ms. Cardin have investment control over such securities. Mr. Stewart and Stephanie Lachance, Vice President, Responsible Investment of PSP Investments, have voting control over such securities on behalf of Argentia. The address of the Argentia Reporters is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9.

Material Relationships

Our stockholders agreement, dated as of July 2, 2013, with L Catterton and Argentia grants L Catterton and Argentia the right, subject to certain conditions, to nominate representatives to our Board of Directors and committees of our Board of Directors. L Catterton and Argentia each have the right to designate two members to our Board of Directors, and the parties to the stockholders agreement will agree to vote to elect such director designees. The directors appointed by L Catterton and Argentia are Messrs. Dahnke and Taub appointed by L Catterton and Mr. Dufresne appointed by Argentia. See the section of our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 entitled “Certain Relationships and Related Transactions, and Director Independence-Registration Rights” and the section of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2018, titled “Transactions with Related Persons.”

In addition, under the terms of a securities purchase agreement with Mill Road Capital (“Mill Road Securities Purchase Agreement”), Mill Road Capital is entitled, subject to maintaining a minimum threshold of ownership of Class A common stock, to designate one nominee to our Board of Directors. Mill Road designated Thomas E. Lynch as its nominee to our Board of Directors, and Mr. Lynch was appointed to our Board of Directors in April 2017. In addition, subject to certain limitations set forth in a letter agreement entered into between Mill Road Capital and the Company, dated as of February 15, 2017 (the “Mill Road Letter Agreement”), Mill Road Capital generally agreed not to acquire additional equity securities of the Company for a period of two years following the date of the Mill Road Letter Agreement. The Mill Road Letter Agreement is attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 14, 2017.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC as exhibits to the registration statement, of which this prospectus forms a part. References in this section to “the company,” “we,” “us” and “our” refer to Noodles & Company and not to any of its subsidiaries.
Our authorized capital stock consists of 150,000,000 shares of Class A common stock, par value $0.01 per share, which we refer to in this prospectus as Class A common stock, 30,000,000 shares of Class B common stock, par value $0.01 per share, which we refer to in this prospectus as Class B common stock, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share, which we refer to in this prospectus as preferred stock. In addition, there are warrants outstanding to purchase 1,913,793 shares of our Class A common stock, which we refer to in this prospectus as the L Catterton warrants, and warrants outstanding to purchase 28,850 shares of our Class B common stock. We refer to our Class A common stock and Class B common stock as “common stock” when described on an aggregate basis.
Class A Common Stock
As of May 24, 2018, there were 41,160,540 shares of Class A common stock outstanding held by 44 stockholders of record.
There are 150,000,000 shares of our Class A common stock authorized for issuance. Pursuant to our amended and restated certificate of incorporation, holders of our Class A stock will be entitled to one vote on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of Class A common stock, as such, are not entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation. Holders of Class A common stock are not entitled to cumulative voting in the election of directors. This means that the holders of a majority of the Class A common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our Class A common stock will be entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors. Upon the dissolution, liquidation or winding up of the company, subject to the rights, if any, of the holders of our preferred stock, the holders of our common stock shall be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of Class A common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A common stock.
Class B Common Stock
As of May 24, 2018, there were no shares of Class B common stock outstanding.
There are 30,000,000 shares of our Class B common stock authorized for issuance. Pursuant to our amended and restated certificate of incorporation, our Class B common stock has the same rights as our Class A common stock except that holders of our Class B common stock, in their capacity as such, are not entitled to vote in the election or removal of directors unless such Class B common stock is converted into Class A common stock. Shares of our Class B common stock are convertible on a share-for-share basis into shares of our Class A common stock at the election of the holder. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our Class B common stock will be entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. Upon our dissolution, liquidation or winding up, subject to the rights, if any, of the holders of our preferred stock, the holders of shares of our common stock will be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of Class B common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class B common stock.
Preferred Stock
As of May 24, 2018, there were no shares of preferred stock outstanding.

Our board of directors is authorized to issue not more than an aggregate of 1,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish, from time to time, the number of shares to be included in each series of preferred stock and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our board of directors also is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders. In the future, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of our common stock, or that could decrease the amount of earnings and assets available for distribution to the holders of our common stock. The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other consequences, have the effect of delaying, deferring or preventing a change in our control and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue additional shares of preferred stock.
Warrants
As of May 24, 2018, there were warrants outstanding to purchase 1,913,793 shares of our Class A common stock, and warrants outstanding to purchase 28,850 shares of our Class B common stock.

The exercise price of the L Catterton warrants is $4.35 per share, which is equal to the closing bid price of our Class A common stock on February 7, 2017. The L Catterton warrants are exercisable from August 9, 2017 until August 9, 2022. Upon a change of control (as defined in the L Catterton warrants), holders of the L Catterton warrants shall be entitled to cause us to redeem the L Catterton warrants for cash or Class A common stock, at our option, at the Black-Scholes fair value of the L Catterton warrants at such time.

The specific rights of holders of the L Catterton warrants are set forth in the Form of Warrant to Purchase Class A Common Stock attached as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on February 9, 2017 and incorporated by reference herein.
Registration Rights
See the section of our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 entitled “Certain Relationships and Related Transactions, and Director Independence-Registration Rights.”
Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of the company more difficult. These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under our amended and restated certificate of incorporation, only the board of directors, or the chairman of the board of directors or the Chief Executive Officer with the concurrence of a majority of the board of directors may call special meetings of stockholders.

Requirements for advance notification of stockholder nominations and proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Elimination of stockholder action by written consent. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting, except when L Catterton and Argentia and their affiliates collectively own a majority of our outstanding common stock. This provision will, in certain situations make it more difficult for stockholders to take action opposed by the board of directors. L Catterton and Argentia and their affiliates collectively own less than 50.0% of our outstanding common stock.
Election and removal of directors. Our board of directors is divided into three classes, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The board of directors has the exclusive right to increase or decrease the size of the board and to fill vacancies on the board. This system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders. Additionally, directors may be removed for cause only with the approval of the holders of a majority of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors. Directors may be removed without cause only with the approval of two-thirds of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors.
Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.
Amendment of provisions in the certificate of incorporation. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors in order to amend any provision of our certificate of incorporation.
Amendment of provisions in the bylaws. Our amended and restated bylaws require the affirmative vote of the holders of at least two-thirds of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors in order to amend any provision of our bylaws.
We are not governed by Section 203 of the DGCL.
Transfer Agent and Registrar

Equiniti Trust Company is the transfer agent and registrar for our common stock.
Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “NDLS”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock acquired pursuant to this offering. The discussion does not purport to be a complete analysis of all potential tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to the alternative minimum tax;
•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock generally will be subject to backup withholding unless the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or other applicable IRS Form, or otherwise establishes an exemption. Information returns are required to be filed with the IRS in connection with any dividends on Class A our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding generally will apply to the proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers, unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding tax under FATCA to their investment in our Class A common stock.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell our Class A common stock from time to time:

•	to or through underwriters;
•	through dealers (acting as agents or principals);
•	through agents;
•	directly to one or more purchasers, on a negotiated basis or otherwise; or
•	through a combination of any of these methods or any other method permitted by law.

We or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In any applicable prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling stockholders must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. As used in this prospectus, references to selling stockholders shall also include any donees, pledgees, transferees or other successors-in-interest, as applicable, of the selling stockholders named herein.

The distribution of the shares of our Class A common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the shares of our Class A common stock and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you with respect to a particular offering) will describe the terms of the offering of the shares of our Class A common stock, including the following:

•	the public offering or purchase price of the shares of our Class A common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares of our Class A common stock from us;
•	any agency fees or underwriting discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any securities exchange or market on which the shares of our Class A common stock will be listed.
If any underwriters or agents are used in the sale of the shares of our Class A common stock in respect of which this prospectus is delivered, we or the selling stockholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the applicable prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we or the selling stockholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If the selling stockholders grant any such option, the terms of such option will be set forth in the applicable prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. In addition, we will indemnify the selling stockholders against certain civil liabilities, including certain liabilities under the Securities Act, and the selling stockholders will be entitled to contribution from us with respect to those liabilities. The selling stockholders will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from the selling stockholders with respect to those liabilities.

If so indicated in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us or the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents for us or the selling stockholders will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholders and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

In order to facilitate the offering of the shares of our Class A common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the shares of our Class A common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF THE CLASS A COMMON STOCK
The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS
The consolidated financial statements of Noodles & Company included in the Noodles & Company Annual Report (Form 10-K) for the year ended January 2, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

8,500,000 Shares

Noodles & Company
Class A Common Stock

Prospectus Supplement

Jefferies	Citigroup	RBC Capital Markets

SunTrust Robinson Humphrey	C.L. King & Associates

July , 2018